As filed with the Securities and Exchange Commission on May 1, 2000

                                                  Registration No. 333-74827
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                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.   20549


                     POST EFFECTIVE AMENDMENT NO. 1 TO THE
                                   FORM SB-2
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933


                       ALASKA PACIFIC BANCSHARES, INC.
              -------------------------------------------------
              (Exact name of registrant as specified in charter)



           Alaska                       6035                   92-0167101
-------------------------------   ------------------       ----------------
(State or other jurisdiction of   (Primary SICC No.)       (I.R.S. Employer
incorporation or organization)                            Identification No.)


                              2094 Jordan Avenue
                             Juneau, Alaska 99801
                                (907) 789-4844
              ---------------------------------------------------
              (Address, including zip code, and telephone number, including area, of registrant's of principal executive offices)

  John F. Breyer, Jr., Esquire                 Beth A. Freedman, Esquire
      BREYER & ASSOCIATES PC                 SILVER, FREEDMAN & TAFF, L.L.P.
          Suite 700 East                             Suite 700 East
   1100 New York Avenue, N.W.                  1100 New York Avenue, N.W.
    Washington, D.C.  20005                      Washington, D.C. 20005
  ---------------------------                  --------------------------
               (Name, address, including zip code, and telephone number, including area code, of agent for service)

                  SALE TO THE PUBLIC CONCLUDED JUNE 21, 1999

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     This  Post-Effective Amendment No. 1 is filed for the purpose of deregistering 402,583 shares of the $.01 par value common stock (the "Common Stock") of Alaska Pacific Bancshares, Inc. (the "Company") heretofore registered and offered pursuant to the terms of the Prospectus dated May 14, 1999 (the "Prospectus"). The remaining 655,417 shares registered pursuant to this Registration Statement on Form SB-2 have been issued and sold in accordance with the Prospectus in the Subscription Offering and Direct Community Offering described therein.

     The Company has determined that no further shares will be offered, sold and issued pursuant to the Prospectus. The Company therefore requests deregistration of the unissued shares of Common Stock registered pursuant to this Registration Statement as soon as is practicable after the filing of the Post-Effective Amendment No. 1.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in Juneau, Alaska, on May 1, 2000.

                                    ALASKA PACIFIC BANCSHARES INC.

                                    By: /s/Craig E. Dahl
                                        ------------------------------------
                                        Craig E. Dahl
                                        President and Chief Executive Officer
                                        (Duly authorized representative)

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures                         Title                            Date
----------                         -----                            ----

/s/Craig E. Dahl          President, Chief Executive Officer     May 1, 2000
------------------------  and Director (Principal Executive
Craig E. Dahl             Officer)

/s/Roger  K. White*       Senior Vice President and Chief        May 1, 2000
------------------------  Financial Officer (Principal Financial
Roger K. White            and Accounting Officer)

/s/Avrum M. Gross*        Chairman of the Board                  May 1, 2000
------------------------
Avrum M. Gross

/s/Roger  Grummett*       Director                               May 1, 2000
------------------------
Roger Grummett

/s/Deborah Marshall*      Director                               May 1, 2000
------------------------
Deborah Marshall

/s/D. Eric McDowell*      Director                               May 1, 2000
------------------------
D. Eric McDowell

/s/William J. Schmitz*    Director                               May 1, 2000
------------------------
William J. Schmitz

/s/Hugh N. Grant*         Director                               May 1, 2000
------------------------
Hugh N. Grant

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* By power of attorney dated March 22, 1999 and filed as Exhibit 24 to the
Registration Statement on Form SB-2 of Alaska Pacific Bancshares, Inc. on March 22, 1999.

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